Exhibit 99.1

Illini Corporation

3200 West Iles Avenue

Springfield, Illinois 62711

Tel (217) 787 –5111  Fax (217) 547-9659

NEWS RELEASE

For Immediate Release

Media Contact:

Dennis Guthrie

217/787-5111, Extension 214

ILLINI ANNOUNCES EARNINGS

SPRINGFIELD, IL.  October 20, 2005.  Gaylon E. Martin, President of Illini Corporation (OTC:ILIN), announced the earnings of Illini Corporation.  Earnings for the nine months ending September 30, 2005 were $1,196,000, or $2.30 per share, compared to an operating loss of $1,355,000, or ($3.27) per share, for the nine months ending September 30, 2004.   Illini had total assets of $247.8 million at September 30, 2005, an increase of 2.7% over the $241.4 million as of September 30, 2004.  Illini Corporation is headquartered in Springfield and owns Illini Bank and Farmers State Bank of Camp Point.

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This news release may include forward-looking statements based on the Company’s expectations and assumptions that are subject to numerous risks and uncertainties that could cause actual results to materially differ from those anticipated. Such risks and uncertainties include, among others, general business and economic conditions, and competitive and regulatory actions.

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2005 and December 31, 2004

(Unaudited)

	September 30, 2005	December 31, 2004
	(dollars in thousands)
ASSETS
Cash and due from banks	$5,872	$8,136
Interest-bearing deposits in other banks	79	66
Federal funds sold	677	3,359
Cash and cash equivalents	6,628	11,561
Investment securities available for sale, at fair value	81,346	56,161
Loans, net of allowance for loan losses of $2,065 and $2,412	142,296	156,160
Federal Home Loan Bank stock	897	863
Premises and equipment	5,897	5,903
Accrued interest receivable	1,821	1,649
Other real estate owned	1,106	994
Goodwill	1,856	1,856
Other assets	5,987	2,369
Total Assets	$247,834	$237,516
LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$34,034	$37,569
Interest-bearing deposits:
NOW and money market accounts	53,075	57,797
Savings deposits	21,432	21,902
Time deposits, $100,000 and over	23,317	13,209
Other time deposits	76,593	68,242
Total Deposits	208,451	198,719
Federal funds purchased and securities sold under agreements to repurchase	1,285	1,392
Borrowings	9,000	13,298
Subordinated debentures	9,000	9,000
Accrued interest payable	709	813
Other liabilities	1,356	869
Total Liabilities	229,801	224,091

Shareholders’ equity
Preferred stock, $0.01 par value, authorized and unissued 10,000,000 shares	—	—
Common stock, $0.01 par value, authorized 45,000,000 shares; 698,289 shares issued at September 30, 2005 and 571,789 shares at December 31, 2004	7	6
Capital surplus	13,059	9,038
Retained earnings	11,649	10,615
Accumulated other comprehensive income	395	843
Less: Treasury shares, at cost, 157,260 shares	(7,077)	(7,077)
Total Shareholders’ Equity	18,033	13,425
Total Liabilities and Shareholders’ Equity	$247,834	$237,516

ILLINI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME / (LOSS)

Three Months and Nine Months Ended September 30, 2005 and 2004

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$2,544	$2,613	$7,447	$8,511
Investment securities:
Taxable	647	256	1,671	772
Exempt from federal income taxes	161	195	512	555
Federal funds sold and interest-bearing deposits	21	35	81	65
Total interest income	3,373	3,099	9,711	9,903
Interest expense:
Deposits:
NOW and money market accounts	220	131	595	351
Savings deposits	45	33	138	100
Time deposits, $100,000 and over	182	97	393	334
Other time deposits	557	502	1,541	1,719
Federal funds purchased and securities sold under agreements to repurchase	15	4	35	16
Borrowings	64	100	218	295
Subordinated debentures	244	244	717	717
Total interest expense	1,327	1,111	3,637	3,532
Net interest income	2,046	1,988	6,074	6,371
Provision for loan losses	—	212	—	1,602
Net interest income after provision for loan losses	2,046	1,776	6,074	4,769
Noninterest income:
Service charges on deposit accounts	388	422	1,107	1,189
Other fee income	48	72	188	227
Mortgage loan servicing fees	26	24	57	114
Gains (losses) on sales/transfers of mortgage loans	36	17	64	(195)
Investment securities gains	—	—	63	27
Gains (losses) on sale of other real estate owned	4	(29)	(7)	(64)
Other	140	45	287	147
Total noninterest income	642	551	1,759	1,445
Noninterest expense:
Salaries and employee benefits	1,045	1,263	3,069	3,947
Net occupancy expense	192	182	549	550
Equipment expense	47	55	130	154
Data processing fees	180	152	517	532
Supplies expense	44	54	124	122
Communication and transportation expense	109	125	367	375
Marketing and advertising expense	69	82	189	211
Correspondent bank fees	66	72	193	170
Loan foreclosure and other real estate owned expense	56	338	172	1,778
Professional fees	132	157	445	459
Regulatory fees	31	36	111	82
Other	165	44	443	393
Total noninterest expense	2,136	2,560	6,309	8,773
Income (loss) before income tax expense (benefit)	552	(233)	1,524	(2,559)
Income tax expense (benefit)	118	(169)	328	(1,204)
Net income (loss)	$434	$(64)	$1,196	$(1,355)
Basic and diluted earnings (loss) per share	$0.80	$(0.15)	$2.30	$(3.27)